UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 27, 2007

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10635 Santa Monica Blvd. #120 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 461-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry Into a Material Definitive Agreement.

The disclosure responsive to this Item 1.01 is incorporated herein by reference to Item 5.02 below.

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Officer.

On August 28th, 2007, Auriga Laboratories, Inc. (the “Company”) issued a press release announcing the appointment of Frank Greico as chief financial officer (principal financial and accounting officer), effective as of September 1, 2007. The press release announcing the appointment of Mr. Greico is attached hereto as Exhibit 99.1.

Mr. Greico has 28 years finance experience including experience as a senior operations and finance executive in publicly traded and privately held technology and manufacturing companies. His experience includes financing and capitalization, mergers and acquisitions, strategic planning, international expansion, product development, licensing, information systems, SEC reporting and investor relations. Prior to joining the Company, Mr. Greico held executive positions with Catalytic Solutions, Infotrieve, Phatnoise, PeopleLink, Quarterdeck, Knowledge Adventure, and W. R. Grace.

Mr. Greico holds an MBA from Pace University, New York, in management information systems, a BBA in accounting from Pace, is a certified public accountant and a NY office Price Waterhouse Coopers alumni.

Mr. Greico succeeds to the position of chief financial officer, replacing Mr. Charles R. Bearchell, who will continue with the Company as Director of Financial Reporting.

(e) Entry Into Employment Agreement.

On August 27, 2007, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Greico in connection with his appointment as chief financial officer. The Employment Agreement becomes effective on September 1, 2007 and continues for a term of one year. Either party has the option of renewing the term for an additional year, if notice is provided 90 days prior to the expiration of the term.

Under the Employment Agreement, Mr. Greico’s base salary is set at $250,000. In addition, Mr. Greico is entitled to an annual bonus, payable quarterly, based on increases in the Company’s market capitalization as follows: for every $1,000,000 increase in the Company’s market capitalization, initially measured as of September 1, 2007, Mr. Greico will be entitled to a $5,000 bonus. The first $100,000 of any quarterly bonus shall be paid in cash with any additional bonus over $100,000 payable in cash or registered Company common stock, at the Company’s option.

The Company may terminate Mr. Greico’s employment at any time with or without cause. If Mr. Greico is terminated without cause, he will be entitled to severance pay equal to his base salary for a period of twelve months following his termination, plus continued health benefits during such period. In addition, if the Company terminates Mr. Greico without cause, then any outstanding, but unvested options shall vest. Mr. Greico receives no benefits if he is terminated for cause.

Under the Agreement, Mr. Greico is also entitled to earn long-term incentive awards and to participate in all other benefits plans and perquisites in which the Company’s other executives and employees are eligible to participate. Mr. Greico is also entitled to 5 weeks paid vacation per year and to reimbursement of certain expenses.

The Agreement also provides for the grant, subject to the approval of the Company’s Board of Directors, to Mr. Greico of a nonstatutory stock option to purchase 1,400,000 shares of the Company’s common stock, each share exercisable at the closing price of the Company’s common stock on the OTC Bulletin Board on the date the option is granted by the Company’s Board of Directors. The option vests as follows: (i) 400,000 shares subject to the option are vested on September 1, 2007, (ii) twenty-five percent of the remaining option shares are vested on September 1, 2008; and (ii) subject to Mr. Greico’s continued service with the Company, 1/36th of the total remaining options will vest each month after September 1, 2008.

The foregoing descriptions of the Agreement and Mr. Greico’s option contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of each such document filed herewith.

(e) Amendment of Employment Agreement. On August 27, 2008, Charles R. Bearchell’s employment agreement with the Company dated November 8, 2006 was amended (the “Amended Agreement”) effective as of September 1, 2007. The Amended Agreement appointed Mr. Bearchell as the Company’s Director of Financial Reporting.

Under the Amended Agreement, Mr. Bearchell’s base salary is set at $150,000. The Company may terminate Mr. Bearchell’s employment at any time with or without cause through December 31, 2007 (the “Term”). If Mr. Bearchell is terminated without cause during the Term, he will be entitled to severance pay equal to his base salary through December 31, 2007. Mr. Bearchell receives no benefits if he is terminated for cause during the Term. After December 31, 2007, either party may terminate the Amended Agreement with or without cause.

In connection with the entry into the Amended Agreement, the Company amended the nonstatutory stock option previously granted to Mr. Bearchell on November 8, 2006 (the “Amended Grant”). The Amended Grant provides Mr. Bearchell with the option to purchase up to 50,000 shares of the Company’s common stock, with each share exercisable at the previously granted exercise price. All shares subject to the option are fully vested.

The foregoing descriptions of the Amended Agreement and Mr. Bearchell’s Amended Grant contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of each such document filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Document
10.1	Executive Employment Agreement entered into between Auriga Laboratories, Inc. and Frank Greico dated September 1, 2007.

10.2	Indemnification Agreement entered into between Auriga Laboratories, Inc. and Frank Greico dated September 1, 2007

10.3	Form of Auriga Laboratories, Inc. Nonstatutory Stock Option for Frank Greico.

10.4	Amended Executive Employment Agreement entered into between Auriga Laboratories, Inc. and Chuck Bearchell dated September 1, 2007.

10.5	Amended Auriga Laboratories, Inc. Nonstatutory Stock Option granted to Chuck Bearchell.

99.1	Press Release of Auriga Laboratories, Inc. dated August 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auriga Laboratories, Inc.
Date: August 28, 2007	By:	/s/ Philip S. Pesin
Philip S. Pesin Chief Executive Officer